EXHIBIT

November 21, 2006

James J. Pryor, Chairman
First Valley Bancorp
Four Riverside Avenue
PO Box 1357
Bristol, CT 06011-1357

Dear Jim,

I hereby resign from the Board of Directors of First Valley Bancorp along with my various committee assignments of Valley Bank.

Sincerely,

/s/ J. Yancey Brame
J. Yancey Brame